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EXHIBIT 11.1  STATEMENT RE COMPUTATION OF EARNINGS PER SHARE

In accordance with the disclosure requirements of SFAS 128, a reconciliation of the numerator and denominator of basic and diluted EPS is provided below.

(Unaudited and in thousands, except per share amounts)

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
                                                      THREE MONTHS ENDED                            NINE MONTHS ENDED
NUMERATOR - BASIC AND DILUTED EPS:          SEPTEMBER 30, 2001    SEPTEMBER 30, 2000     SEPTEMBER 30, 2001    SEPTEMBER 30, 2000
                                            ------------------    ------------------     ------------------    ------------------
       Net loss                                 $ (2,385)             $(21,633)               $(21,396)             $(26,742)
Denominator - Basic EPS:
       Weighted average common shares             37,992                34,264                  35,583                34,147
                                                --------              --------                --------              --------
Basic loss per share                            $  (0.06)             $  (0.63)               $  (0.60)             $  (0.78)
                                                ========              ========                ========              ========
Denominator - Diluted EPS:
       Denominator - basic EPS                    37,992                34,264                  35,583                34,147
Effect of dilutive securities
       Common stock options                            0                     0                       0                     0
                                                --------              --------                --------              --------
Weighted average diluted shares                   37,992                34,264                  35,583                34,147
                                                --------              --------                --------              --------
Diluted loss per share                          $   0.06              $  (0.63)               $  (0.60)             $  (0.78)
                                                ========              ========                ========              ========
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